UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 3, 2007

WATSCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-5581	59-0778222
(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

(Address of Principal Executive Offices, Including Zip Code)

(305) 714-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 3, 2007, Watsco, Inc. (“Watsco”) and its wholly-owned subsidiary Coconut Grove Holdings, Inc. (“Coconut Grove”, and together with Watsco, the “Purchaser”) entered into an agreement and plan of merger (the “Agreement”) with ACR Group, Inc. (“ACR”) pursuant to which Watsco will acquire ACR. Under the terms of the Agreement, the Purchaser agreed to commence a tender offer to purchase all of ACR’s outstanding common stock at a price of $6.75 per share, other than shares being acquired by Watsco following consummation of the tender offer from ACR’s executive officers and certain of their affiliates pursuant to sale and support agreements. The sale and support agreements were entered into on July 3, 2007 by such officers and affiliates with the Purchaser. The closing of the tender offer and the merger are subject to customary closing conditions, including required regulatory approvals. In addition, the Purchaser’s obligation to consummate the tender offer is subject to the valid tender prior to the expiration date of sufficient shares such that the shares acquired in the tender offer and the shares to be acquired pursuant to the sale and support agreements constitute at least two-thirds of ACR’s then outstanding shares of common stock. If the tender offer is consummated, Coconut Grove is expected to be merged with and into ACR with ACR as the surviving entity.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which was filed with the Securities and Exchange Commission as Exhibit (d)(1) to Watsco’s Schedule TO on July 9, 2007 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated July 3, 2007 by and among Watsco, Inc., Coconut Grove Holdings, Inc. and ACR Group, Inc. (incorporated by reference to Exhibit (d)(1) to Watsco’s Schedule TO filed with the Securities and Exchange Commission on July 9, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

Dated: July 9, 2007	By:	/s/ Ana M. Menendez
Ana M. Menendez,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated July 3, 2007 by and among Watsco, Inc., Coconut Grove Holdings, Inc. and ACR Group, Inc. (incorporated by reference to Exhibit (d)(1) to Watsco’s Schedule TO filed with the Securities and Exchange Commission on July 9, 2007).